Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Manitex International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid (1)	Equity	Common Stock, no par value(2)(3)	457(o)

	Equity	Preferred Stock, no par value	457(o)

	Debt	Debt Securities	457(o)

	Other	Warrants	457(o)

	Other	Units	457(o)

	Other	Purchase Rights	457(o)

	Total	—	457(o)	(4)	Unallocated (Universal Shelf)	$75,000,000(4)	$92.70	$6,952.50

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, no par value(1)(2)	415(a)(6)

	Equity	Preferred Stock, no par value	415(a)(6)

	Debt	Debt Securities	415(a)(6)

	Other	Warrants	415(a)(6)

	Other	Units	415(a)(6)

	Other	Purchase Rights	415(a)(6)

	Total	—	415(a)(6)	—	—	$75,000,000	$121.20	$9,090.00	S-3	333-233155	August 23, 2019	$9,090.00 (5)

	Total Offering Amounts					$75,000,000		$6,952.50

	Total Fees Previously Paid							$6.952.50(5)

	Total Fee Offsets							$0

	Net Fee Due							$0

(1)	Calculated pursuant to Rule 457(o) under the Securities Act, based on the proposed maximum aggregate offering price.
(2)

Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers such additional shares as may be issued as a result of a stock split, stock dividend, recapitalization, or similar transaction.

(3)

Each share of Common Stock issued also represents one Preferred Stock Purchase Right. Preferred Stock Purchase Rights currently cannot trade separately from the underlying Common Stock and, therefore, do not carry a separate price or necessitate an additional registration fee.

(4)

We are registering hereunder such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, units and purchase rights as shall have an aggregate initial offering price not to exceed $75,000,000. The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The securities registered hereunder may be sold separately or with other securities registered hereunder.

(5)

The Registrant previously filed a Registration Statement on Form S-3 (File No. 333-213808) on August 8, 2019 (the “Prior Registration Statement”), and paid a filing fee of $9,090.00 in connection therewith. As of the date of this registration statement, the Registrant has sold no securities under the Prior Registration Statement, and accordingly, the Registrant has $9,090.00 of unused filing fees. Pursuant to Rule 457(p), the Registrant hereby applies $6,952.50 of such unused filing fees against the registration fee due hereunder. As a result of the above, no registration fees are payable in connection with the offering of new securities under this Registration Statement. Pursuant to Rule 415(a)(6), the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.